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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Amylin Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Amylin Pharmaceuticals, Inc.
9373 Towne Centre Drive
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2003

TO THE STOCKHOLDERS OF AMYLIN PHARMACEUTICALS, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMYLIN PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, May 14, 2003 at 10:00 a.m. local time at the Company's facilities located at 4690 Executive Drive, San Diego, California 92121 for the following purposes:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected.

  2.
  To approve the Company's 2001 Equity Incentive Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under the 2001 Equity Incentive Plan by 7,500,000 shares.

  3.
  To approve the Company's 2003 Non-Employee Directors' Stock Option Plan.

  4.
  To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 19, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Joseph C. Cook, Jr. Chairman of the Board of Directors and Chief Executive Officer

San Diego, California
April 8, 2003

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE VIA TELEPHONE, INTERNET OR MAIL. IF YOU VOTE VIA TELEPHONE OR INTERNET, USE THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU CHOOSE TO VOTE VIA MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Amylin Pharmaceuticals, Inc.
9373 Towne Centre Drive
San Diego, CA 92121

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 14, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Amylin Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 14, 2003 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's facilities located at 4690 Executive Drive, San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about April 14, 2003, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, the Company has retained Georgeson Shareholder Communications Inc. to assist in the distribution of proxy materials and solicitation of votes for a fee of $6,000, plus reimbursement of out-of-pocket expenses.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on March 19, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 19, 2003 the Company had outstanding and entitled to vote 92,656,135 shares of Common Stock.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the Annual Meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

        Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

        Please refer to your proxy card to determine if you are eligible to vote either by telephone or via the Internet.

DELIVERY OF THIS PROXY STATEMENT

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as your broker, bank, trust or other nominee (each, a "Broker") to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

        This year, many Brokers with account holders who are stockholders of the Company will be "householding" proxy materials. A single proxy statement will be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker or the Company that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If you have consented to "householding" but decide that you would prefer to receive a separate copy of this proxy statement or the Company's annual report, as applicable, for each stockholder sharing your address, then please notify your Broker or the Company via telephone or in writing, and additional proxy statements or annual reports will be promptly delivered to you. You may also contact your Broker or the Company at the address in this proxy statement or call the Investor Relations Department at 858-552-2200, ext. 7299, if you wish to receive a separate copy of the proxy statement or the Company's annual report for each stockholder sharing your address in the future.

        If your shares are registered in your own name and you receive multiple proxy statements or annual reports and are interested in consenting to the delivery of a single proxy statement or annual report, you may contact the Investor Relations Department. If you currently receive more than one proxy statement or annual report at your household from your Broker and would like to receive only one copy of each in the future, you should contact your Broker.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9373 Towne Centre Drive, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

FUTURE STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 15, 2003. Stockholder proposals submitted outside the processes of Rule 14a-8 will also be considered untimely if submitted after December 15,

2003. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

        There are eight nominees for the eight Board positions presently authorized in the Company's constitutive documents. Each director to be elected will hold office until the next annual meeting of stockholders and until a successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, seven directors having been previously elected by the stockholders and one director, Mr. Thomas R. Testman, having been elected by the Board.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

        The names of the nominees and certain information about them as of March 14, 2003 are set forth below:

Name	Age	Position Held With the Company
Joseph C. Cook, Jr.	61	Chairman of the Board and Chief Executive Officer
Vaughn D. Bryson(1)(3)	64	Director
Ginger L. Graham(2)(3)	47	Director
Howard E. Greene, Jr.(2)(3)	60	Director
Terrence H. Gregg(1)(3).	54	Director
Jay S. Skyler, M.D.(3)	56	Director
Thomas R. Testman(2)(3)	66	Director
James N. Wilson(1)(3).	59	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Governance Committee

        Mr. Cook has been our Chairman of the Board and Chief Executive Officer since March 1998. From 1994 through March 1998, Mr. Cook served as a member of our Board and a consultant to us. Mr. Cook is a founder and serves as Chairman of the Board of Microbia, Inc., a privately held biotechnology company. He is a director of Corcept, Inc. and is an officer of Mountain Ventures, Inc., a member of Life Science Advisors, LLC and Cambrian Associates, LLC and a founder of Clinical Products, Inc. and Mountain Group Capital, LLC. Mr. Cook retired as a Group Vice President of Eli Lilly & Company in 1993 after more than 28 years of service. Mr. Cook received a B.S. in Engineering from the University of Tennessee.

        Mr. Bryson has served as a director since July 1999 and serves on the Compensation and Nominating and Governance Committees. Mr. Bryson is the President of Clinical Products, Inc. Mr. Bryson was a thirty-two year employee of Eli Lilly & Company and served as its President and Chief Executive Officer from 1991 to 1993. He was Executive Vice President from 1986 until 1991, and served as a member of Eli Lilly's board of directors from 1984 until his retirement in 1993. Mr. Bryson was Vice Chairman of Vector Securities International from April 1994 to 1996. Mr. Bryson is President of and, with Mr. Cook, a member of Life Science Advisors, LLC. He also serves as a director for the following publicly traded companies: Ariad Pharmaceuticals, Chiron Corporation, AtheroGenics, Inc. and Quintiles Transnational Corp. Mr. Bryson received a B.S. in Pharmacy from the University of North Carolina and completed the Sloan Program at the Stanford University Graduate School of Business.

        Ms. Graham has served as a director since November 1995 and serves on the Audit and Nominating and Governance Committees. Since April 2002, Ms. Graham has served as advisor to the president for Guidant Corp., a medical technology company. From February 2000 until April 2002, Ms. Graham served as Group Chairman, Office of the President with responsibility for the global geographic operations of Guidant Corp. From 1995 to 2000, Ms. Graham served as President of the Vascular Intervention Group of Guidant Corp. She has also served as President and Chief Executive Officer of Advanced Cardiovascular Systems since January 1993. Prior to joining Advanced Cardiovascular Systems, she held various positions with Eli Lilly & Company from 1979 to 1992, including sales, marketing and strategic planning positions. She is a director of and sits on the Executive Committee for the California Healthcare Institute, on the board of directors of Millennium

Pharmaceuticals, Inc. and on the Harvard Business School Health Advisory Board. She is also a member of the Committee of 200. Ms. Graham received an M.B.A. from Harvard University.

        Mr. Greene is a co-founder of the Company and has served as a director since our inception in September 1987. Mr. Greene serves on the Audit and Nominating and Governance Committees. Mr. Greene is an entrepreneur who has participated in the founding and/or management of eleven medical technology companies over a twenty-two year period, including three companies for which he served as chief executive officer. From September 1987 to July 1996, Mr. Greene served as our Chief Executive Officer. He was a full-time employee of the Company from September 1989 until September 1996, and a part-time employee and Chairman of the Executive Committee until March 1998. From October 1986 until July 1993, Mr. Greene was a founding general partner of Biovest Partners, a seed venture capital firm. He was Chief Executive Officer of Hybritech from March 1979 until its acquisition by Eli Lilly & Company in March 1986, and he was co-inventor of Hybritech's patented monoclonal antibody assay technology. Prior to joining Hybritech, he was an executive with the medical diagnostics division of Baxter Healthcare Corporation from 1974 to 1979 and a consultant with McKinsey & Company from 1967 to 1974. He is Chairman of the Board of Epimmune, Inc. and a director of Biosite Incorporated (formerly Biosite Diagnostics, Inc.). Mr. Greene received an M.B.A. from Harvard University.

        Mr. Gregg has served as a director since October 2001 and serves on the Compensation and Nominating and Governance Committees. Since July 2002, Mr. Gregg has served as a senior adviser to Medtronic, Inc., a medical technology company. From August 2001 until July 2002, Mr. Gregg served as Vice President of Medtronic, Inc. and as President of Medtronic MiniMed. Mr. Gregg previously served as President and Chief Operating Officer of Minimed from October 1996 until its acquisition by Medtronic in August 2001. Mr. Gregg joined Minimed as Vice President of Regulatory Affairs and Clinical Research in September 1994 and in 1995 was promoted to Executive Vice President, Operations. Prior to joining Minimed, Mr. Gregg spent the preceding nine years as Vice President of Governmental Affairs for Ioptex Research, the ophthalmic surgical products subsidiary of Smith & Nephew, plc. Prior to joining Ioptex Research, Mr. Gregg was responsible for Regulatory Affairs, Clinical Research and Quality Assurance for divisions of Allergan, Inc. Mr. Gregg serves on the board of directors of Ocular Sciences, Inc., a manufacturer of contact lenses, Vasogen, Inc., a developer of immune modulation therapies for treatment of various diseases and Specialty Laboratories, Inc., a specialty diagnostics company. Mr. Gregg holds a B.S. from Colorado State University.

        Dr. Skyler has served as a director since August 1999 and serves on the Nominating and Governance Committee. He is Professor of Medicine, Pediatrics and Psychology, Director of the Division of Endocrinology, Diabetes and Metabolism and Director of the General Clinical Research Center at the University of Miami in Florida, where he has been employed since 1976. He is also Study Chairman for the National Institute of Diabetes & Digestive & Kidney Diseases in Type 1 Diabetes TrialNet clinical trial network, and serves on the board of directors of Dexcom, Inc. Dr. Skyler has served as President of the American Diabetes Association, and as Vice President of the International Diabetes Federation. Dr. Skyler serves on the editorial board of diabetes and general medicine journals. He received his M.D. from Jefferson Medical College, and completed postdoctoral studies at Duke University Medical Center.

        Mr. Testman has served as a director since December 2002 and serves on the Audit and Nominating and Governance Committees. Mr. Testman is a former managing partner of Ernst & Young, LLP where, during his tenure from 1962 to 1992, he served as managing partner of both Health Care Services and Management Consulting Services for the West Coast and national practices. During 1998, he served as Chairman of the board and interim Chief Executive Officer of Techniclone Corp. (now Peregrine Pharmaceuticals, Inc.). Mr. Testman currently serves on the board of directors of ChromaVision Medical Systems, Inc, and is Chairman of the boards of Covenant Care, Inc., Pacific

Health Corporation and Specialty Laboratories, Inc. He received a B.A. in Business from Pacific Union College and an M.B.A. from Trinity University. Mr. Testman is a certified public accountant.

        Mr. Wilson has served as a director since March 2002 and serves on the Compensation and Nominating and Governance Committees. He is a director and Chairman of the board of Corcept Therapeutics Incorporated. From 1996 to 2001, Mr. Wilson was Chairman of the board of Amira Medical, Inc. From 1990 to 1994, Mr. Wilson served as President and Chief Operating Officer of Syntex Corporation. Prior to 1990, he served in various senior management positions including Chief Executive Officer for Neurex Corporation and LifeScan, Inc. Mr. Wilson received his B.A. and his M.B.A. from the University of Arizona.

BACKGROUND OF EXECUTIVES NOT DESCRIBED ABOVE

        The names of and certain information regarding the Company's executives as of March 14, 2003 are set forth below:

Name	Age	Position Held With the Company
Daniel M. Bradbury	41	Executive Vice President
Julia R. Brown	55	Executive Vice President
Alain D. Baron, M.D., Ph.D.	49	Senior Vice President, Clinical Research
Martin R. Brown	56	Senior Vice President, Operations
Joann L. Data, M.D., Ph.D.	58	Senior Vice President, Regulatory Affairs and Quality Assurance
Dwayne Elwood	55	Senior Vice President, Marketing
Orville G. Kolterman, M.D.	55	Senior Vice President, Clinical Affairs
Mark G. Foletta	42	Vice President, Finance and Chief Financial Officer
Lloyd A. Rowland	46	Vice President, Legal, General Counsel and Secretary
Michael D. Step	43	Vice President, Corporate Development
Gregg Stetsko, Ph.D.	46	Vice President, Product Development
Andrew A. Young, M.D., Ph.D.	50	Vice President and Senior Research Fellow

        Mr. Bradbury, one of our executive officers, has served as Executive Vice President since June 2000. He previously served as Senior Vice President, Corporate Development from April 1998 to June 2000 and as Vice President of Marketing from June 1995 to April 1998. From July 1994 to May 1995, Mr. Bradbury served as Director of Marketing for Amylin Europe Limited. Prior to joining Amylin, Mr. Bradbury was employed by SmithKline Beecham Pharmaceuticals from September 1984 to July 1994, where he held a number of positions, most recently as Associate Director, Anti-Infectives in the Worldwide Strategic Product Development Division. Mr. Bradbury holds a B.Pharm. (Hons.) from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education and is a member of the Royal Pharmaceutical Society of Great Britain.

        Ms. Brown, one of our executive officers, joined Amylin as Executive Vice President in June 2000. From February 1995 to October 1999, Ms. Brown was employed by Dura Pharmaceuticals, most recently as Executive Vice President. Before that, Ms. Brown spent over 25 years with Eli Lilly. With Eli Lilly, she held progressively more senior sales and marketing roles in the pharmaceutical division. She served as Vice President of Worldwide Marketing for Hybritech, and as Vice President of IVAC Corporation and General Manager of its Vital Signs Division. Ms. Brown is a member of the board of directors of Oridigm Corporation. She is a graduate of Louisiana Tech University, where she studied microbiology and biochemistry.

        Dr. Baron, one of our executive officers, has served as our Senior Vice President, Clinical Research since June 2002. He previously served as Vice President, Clinical Research since December 1999. Dr. Baron has been clinical Professor of Medicine at the University of California, San Diego, and

Clinical VA Staff Physician at the VA Medical Center, San Diego, since 2001. From 1989 to 2000, Dr. Baron worked for the Indiana University School of Medicine, where he served as Professor of Medicine and Director, Division of Endocrinology and Metabolism. Earlier, Dr. Baron held academic and clinical positions in the Division of Endocrinology and Metabolism at the University of California, San Diego, and the Veterans Administration Medical Center in San Diego. He is the recipient of several prestigious awards for his research in diabetes and vascular disease, including the 1996 Outstanding Clinical Investigator Award from the American Federation for Medical Research, several from the American Diabetes Association, and is a current National Institutes of Health MERIT award recipient. He earned his M.D. from the Medical College of Georgia, Augusta, and completed postdoctoral studies at the University of California, San Diego.

        Mr. Brown, one of our executive officers, has served as Senior Vice President, Operations since March 2000. Mr. Brown previously served as Vice President, Operations from October 1998 to March 2000, and as Senior Director, Information Technology from May 1994 to October 1998. Prior to joining the Company, from 1989 to 1993, Mr. Brown was Director, Information Systems, Europe, based in London, England for Eli Lilly. From 1988 to 1989, Mr. Brown was Director, Information Systems for the Medical Devices and Diagnostics Division of Eli Lilly; he served as Director, Information Systems of IVAC Corporation, one of the seven companies in that division, from 1983 to 1988. Mr. Brown received a B.S. in Commerce and Engineering and an M.B.A. in Operations Research from Drexel University.

        Dr. Data, one of our executive officers, has served as Senior Vice President, Regulatory Affairs and Quality Assurance since August 1999. From 1996 to 1999, Dr. Data served as an officer of CoCensys, most recently as Executive Vice President, Product Development and Regulatory Affairs. From 1990 to 1996, Dr. Data held several positions at The Upjohn Company, most recently as Corporate Vice President for Pharmaceutical Regulatory Affairs and Project Management. Previously, she held a number of positions at Hoffmann-La Roche, including Vice President of Clinical Research and Development. Dr. Data is a director of Stressgen Biotechnology Company. She earned her M.D. from Washington University School of Medicine and her Ph.D. in Pharmacology from Vanderbilt University.

        Mr. Elwood, one of our executive officers, has served as Senior Vice President, Marketing since January 2003. Prior to joining the Company, Mr. Elwood served in various positions at Coulter Pharmaceutical, Inc. through November 2001, including as Chief Commercial Officer beginning in January 1999, and Senior Vice President, Marketing and Sales beginning in July 1997. Earlier, Mr. Elwood served as Executive Director, New Product Development from 1990 to 1995, and Vice President, New Product Development from January 1995 to 1997 for Ortho-McNeil Pharmaceutical, a division of Johnson & Johnson. From 1983 to 1990, Mr. Elwood served in various positions at Bristol-Myers Squibb Company. He received his B.S. in Business Administration, special emphasis in Marketing & Accounting from California State University.

        Dr. Kolterman, one of our executive officers, has served as Senior Vice President, Clinical Affairs since February 1997. Dr. Kolterman previously served as Vice President, Medical Affairs from July 1993 to February 1997 and Director, Medical Affairs from May 1992 to July 1993. From 1983 to May 1992, he was Program Director of the General Clinical Research Center and Medical Director of the Diabetes Center, at the University of California, San Diego Medical Center. Since 1989, he has been Adjunct Professor of Medicine at UCSD. From 1978 to 1983, he was Assistant Professor of Medicine in the Endocrinology and Metabolism Division at the University of Colorado School of Medicine, Denver. He was a member of the Diabetes Control and Complications Trial Study Group at the time of its completion in 1993 and presently serves as a member of the Epidemiology of Diabetes Intervention and Complications Study. He is also a past-president of the California Affiliate of the American Diabetes Association. Dr. Kolterman earned his M.D. from Stanford University School of Medicine.

        Mr. Foletta, one of our executive officers, has served as Vice President, Finance and Chief Financial Officer since March 2000. Mr. Foletta previously served as a Principal of Triton Group Management, Inc. from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd., the most recent of which was Senior Vice President, Chief Financial Officer and Corporate Secretary. From 1982 to 1986, Mr. Foletta was with Ernst & Young, most recently serving as an Audit Manager. Mr. Foletta earned his B.A. in Business Economics from the University of California, Santa Barbara in 1982 and received his California CPA accreditation in 1985.

        Mr. Rowland, one of our executive officers, has served as our Vice President, Legal, General Counsel and Secretary since September 2001. Prior to joining the Company, Mr. Rowland served in various positions at Alliance Pharmaceutical Corp. through August 2001, including as Vice President beginning in May 1999, Secretary beginning in May 1998 and General Counsel and Assistant Secretary beginning in 1993. Earlier, Mr. Rowland served as Vice President and Senior Counsel, Finance and Securities, at Imperial Savings Association for four years. For the previous eight years, he was engaged in the private practice of corporate law with the San Diego, California law firm of Gray, Cary, Ames & Fry, and the Houston, Texas law firm of Bracewell & Patterson. He received a J.D. from Emory University.

        Mr. Step has served in the Company's Corporate Development group since October 2001, and was appointed to Vice President, Corporate Development in August 2002. Mr. Step joined the Company in July 2000, and through September 2001, served as Executive Director of Commercial Operations where he was responsible for developing the sales function for the Company's future commercialization plans. Prior to serving in this position, he was the Senior Director of Business Development at Dura Pharmaceuticals from 1998 until 2000. From 1996 through 1998, Mr. Step served as Associate Director of Business Development and Strategic Planning at Hoffmann-La Roche. From 1993 to 1996, he served in various sales and management roles for Syntex Labs and Roche Labs. He received his B.A. in Political Science from Vanderbilt University in 1981 and his M.B.A. in Marketing from the University of Southern California in 1986.

        Dr. Stetsko was appointed Vice President, Product Development in July 2002. Dr. Stetsko previously served as Executive Director of Preclinical and Product Development from September 2000 to July 2002. Prior to joining the Company, from September 1999 to September 2000 he was an independent consultant providing regulatory, quality assurance and product development support to biotech companies. From November 1994 to September 1999, Dr. Stetsko was responsible for product development at Ligand Pharmaceuticals, most recently as the Senior Director of Pharmaceutical and Analytical Development. From February 1987 to October 1994, he held a number of management positions at Sterling Winthrop, most recently Associate Director of Pharmaceutical Sciences. Prior to employment at Sterling Winthrop, from June 1983 to January 1987, Dr. Stetsko was a senior research scientist at Sandoz, Ltd. He received his B.S. in Pharmacy from the University of Rhode Island in 1979 and his Ph.D. in Industrial and Physical Pharmacy from Purdue University in 1983.

        Dr. Young has served as Vice President, Research since October 1998 and as Senior Research Fellow as of March 2002. From 1989 to 1998, he held a number of positions in our Physiology Department, most recently as Vice President, Physiology. Prior to joining the Company in 1989, Dr. Young was a lecturer in the Department of Physiology at the University of Auckland, New Zealand and a part-time general medical practitioner. From 1984 to 1987, Dr. Young was a Clinical Research Scientist at the National Institutes of Health in Phoenix, Arizona, where he studied insulin resistance and diabetes. He received his M.B., Ch.B. (M.D.) and his Ph.D. in Physiology from the University of Auckland, New Zealand.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2002, the Board held five meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

        The Audit Committee assists the Board in fulfilling its oversight responsibilities for financial matters. The Audit Committee appoints the Company's independent auditors; approves all audit and non-audit services to be provided to the Company by the independent auditors; oversees the independence of the independent auditors; evaluates the independent auditors' performance; receives and considers the independent auditors' comments as to accounting and financial controls; discusses with management and the independent auditors the results of the annual audit and the Company's annual financial statements; and discusses with management and the independent auditors, as applicable, the results of the independent auditors' interim review of the Company's quarterly financial statements, as well as the Company's earnings press releases. As of the date of this proxy statement, the Audit Committee is composed of three non-employee directors: Ms. Graham, Mr. Greene and Mr. Testman. The Audit Committee met six times in 2002. As of the date of this proxy statement, all members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Board has determined that Mr. Testman is an audit committee financial expert. The Board has recently amended the Audit Committee's written Audit Committee Charter. A copy of the amended Audit Committee Charter is attached as Appendix A to this proxy statement.

        The Compensation Committee assists the Board in fulfilling its responsibilities in connection with the compensation of the Company's directors, officers and employees. It performs this function by establishing the Company's compensation philosophy, including methodologies for setting employee salaries; recommending to the Board the approval of compensation plans and programs, including various incentive compensation, retirement and other benefit plans; and administering or overseeing approved plans or programs. The Compensation Committee conducts annual reviews of the performance of the Company's Chief Executive Officer and establishes his compensation. It also reviews and approves the salary and other compensation of all other officers. As of the date of this proxy statement, the Compensation Committee is composed of three outside directors: Mr. Bryson, Mr. Gregg and Mr. Wilson. The Compensation Committee met six times in 2002.

        The Nominating and Governance Committee develops and maintains lists of the functional needs of directors, and interviews, evaluates, nominates and recommends individuals for membership on the Board. The Nominating and Governance Committee will consider director nominees from stockholders in accordance with procedures set forth in the Bylaws of the Company. The Nominating and Governance Committee was previously named the Nominating Committee. In September 2002, it was renamed the Nominating and Governance Committee. In addition to its Board nominating role, the Nominating and Governance Committee will assist the Board in assuring that the Company operates with proper corporate governance principles and practices. As of the date of this proxy statement, the Nominating and Governance Committee is composed of seven non-employee directors: Ms. Graham and Messrs. Bryson, Greene, Gregg, Skyler, Testman and Wilson. During 2002, the Nominating and Governance Committee met formally one time.

        During the fiscal year ended December 31, 2002, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all of the Company's officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements.

PROPOSAL 2

APPROVAL OF AMENDMENT OF THE
2001 EQUITY INCENTIVE PLAN

        On December 14, 2000, the Board adopted the Company's 2001 Equity Incentive Plan (the "Incentive Plan"), subject to stockholder approval, which was subsequently obtained. Prior to the Board's amendment of the Incentive Plan in April 2003, which amendment is subject to stockholder approval, the Incentive Plan provided for the issuance of up to 4,000,000 shares of Common Stock. The share reserve in the Incentive Plan, determined at any time, is also automatically increased without any further action by the Board or stockholders by an amount equal to the number of shares of Common Stock subject to any outstanding option under the Company's 1991 Stock Option Plan (the "1991 Option Plan") that expires or is terminated or cancelled following the date that the Incentive Plan was approved by the Board, which cannot exceed a total increase of 5,275,689 shares. Since the shares of the Company's Common Stock subject to such expired, terminated or cancelled options under the 1991 Option Plan were authorized to be transferred to the Incentive Plan by stockholders, the Incentive Plan's share reserve consists entirely of shares that have been previously approved by the Company's stockholders. In addition, if awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan.

        In April 2003, the Board amended the Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance in the Incentive Plan from 4,000,000 shares, plus the amount of any automatic increases described above, to a total of 11,500,000 shares, plus the amount of any automatic increases described above. The Board also approved the Company's 2003 Non-Employee Directors' Stock Option Plan (the "2003 Non-Employee Directors' Plan"), which is subject to stockholder approval pursuant to Proposal 3 below. If approved by the stockholders, the 2003 Non-Employee Directors' Plan will provide for automatic grants of nonstatutory stock options to the Company's non-employee directors in the amounts and at the times stated in the 2003 Non-Employee Directors' Plan. All shares of Common Stock issuable upon exercise of options granted pursuant to the 2003 Non-Employee Directors' Plan will be issued out of the shares reserved for issuance under the Incentive Plan. The Board adopted the amendment of the Incentive Plan in order to ensure that the Company can continue to grant stock options and other stock awards at levels determined appropriate by the Board. As of March 14, 2003, an aggregate of 4,169,886 shares of Common Stock were reserved for issuance in the Incentive Plan, of which awards for 3,928,710 shares had been granted.

        Stockholders are requested in Proposal 2 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve Proposal 2. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposal 2 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

        The essential features of the Incentive Plan, as amended, are outlined below:

GENERAL

        The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "—Federal Income Tax Information" for a discussion of the tax treatment of awards.

PURPOSE

        The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the employees, directors and consultants of the Company and its affiliates are eligible for awards under the Incentive Plan.

ADMINISTRATION

        The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

        The Board has delegated administration of the Incentive Plan to the Company's Compensation Committee. In the discretion of the Board, a committee to whom the Board delegates authority to administer the Incentive Plan may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

        The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

        Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. New and existing employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

        No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

        No employee may be granted options under the Incentive Plan exercisable for more than 1,000,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE INCENTIVE PLAN

        Subject to stockholder approval of Proposal 2, an aggregate of 11,500,000 shares of Common Stock will be authorized for issuance in the Incentive Plan, plus the amount of any automatic increases to the share reserve in connection with expired, terminated or cancelled options under the 1991 Option Plan, as described above. Stockholders are being requested under Proposal 3 below to approve the 2003 Non-Employee Directors' Plan. If approved by the stockholders, the 2003 Non-Employee Directors' Plan will provide for automatic grants of nonstatutory stock options to the Company's non-employee directors in the amounts and at the times stated in the 2003 Non-Employee Directors' Plan. All shares of Common Stock issuable upon exercise of options granted pursuant to the 2003 Non-Employee Directors' Plan will be issued out of the shares reserved for issuance under the Incentive Plan. Accordingly, to the extent options are granted pursuant to the 2003 Non-Employee Directors' Plan, the shares of Common Stock available for issuance pursuant to the Incentive Plan will be correspondingly reduced. If awards granted under the Incentive Plan or the 2003 Non-Employee Directors' Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards would again become available for issuance under the Incentive Plan pursuant to awards granted under the Incentive Plan or the 2003 Non-Employee Directors' Plan.

TERMS OF OPTIONS

        The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "—Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. However, pursuant to the terms of the Incentive Plan, not more than 5% of the shares reserved for issuance in the Incentive Plan will be granted pursuant to options or restricted stock awards having an exercise and/or purchase price, as the case may be, that is less than 100% of the fair market value of the stock on the date of grant, and any such options or restricted stock awards that are at less than 100% of fair market value must be granted by the Board, or, in the case of an award to an officer of the Company, by the Company's Compensation Committee. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "—Federal Income Tax Information." As of April 2, 2003, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $16.07 per share.

        The exercise price of options granted under the Incentive Plan must be paid, to the extent permitted by applicable statutes and regulations, either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

        Option Exercise.    Options granted under the Incentive Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Options granted pursuant to the 2003 Non-Employee Directors' Plan that are issued under the Incentive Plan will vest in the amounts and at the times stated in the 2003 Non-Employee Directors' Plan. Generally, shares covered by currently outstanding options issued by the Company under the Incentive Plan typically vest during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service") according to the following schedule: 25% vest one year from the date of grant and the remainder vest monthly over the following three years. From time to time the Company has granted options having alternative vesting schedules for specified business purposes. Certain options granted under the Incentive Plan also are immediately exercisable, which is commonly referred to as an "early exercise" feature, but are subject to the Company's right to repurchase unvested shares on termination of the optionholders' service with the Company or an affiliate of the Company. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of any award, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such award by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock or by a combination of these means.

        Term.    The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "—Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within the period specified in the option after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer or shorter period of time following termination of service.

        The option term generally is extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

TERMS OF STOCK BONUSES

        Stock Bonus Awards.    No more than an aggregate of 1,000,000 shares of stock may be awarded as stock bonuses under the terms of the Incentive Plan. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an affiliate of the Company without any additional payment by the recipient of such award.

RESTRICTED STOCK PURCHASES

        Payment.    The Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. In addition, pursuant to the terms of the Incentive Plan, not more than 5% of the shares reserved for issuance in the Incentive Plan shall be granted pursuant to options or restricted stock awards having an exercise and/or purchase price, as the case may be, that is less than 100% of the fair market value of the stock on the date of grant, and any such options or restricted stock awards that are at less than 100% of fair market value must be granted by the Board, or, in the case of an award to an officer of the Company, by the Company's Compensation Committee.

        The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid, to the extent permitted by applicable statutes and regulations, either in cash at the time the option is exercised or at the discretion of the Board (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board.

        Vesting.    Shares of stock sold or awarded pursuant to a restricted stock purchase agreement under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

        Restrictions on Transfer.    Rights under a stock bonus or restricted stock purchase agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

RESTRICTIONS ON TRANSFERS OF OPTIONS

        Pursuant to the provisions of the Code, incentive stock options granted under the Incentive Plan may not be transferred by the participant, other than by will or by the laws of descent and distribution, and during the lifetime of the participant, may only be exercised by the participant. However, in the event of a participant's divorce, upon receipt of proof of such divorce, the Board has the discretion, but is not required, to amend the terms of the participant's incentive stock option to provide for either: (i) the transfer of the beneficial ownership of all or a portion of the incentive stock option to the participant's former spouse, or (ii) the transfer of all or a portion of the incentive stock option, provided that the transferred option shall be deemed a non-statutory stock option as required by applicable law. Nonstatutory stock options granted under the Incentive Plan are transferable to the extent provided in the option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

CANCELLATION AND RE-GRANT OF OPTIONS

        Under the Incentive Plan, the Board may not, without stockholder approval, reprice outstanding options and/or cancel outstanding options and substitute new options for the purchase of the same or different numbers of shares of Common Stock as the cancelled options.

ADJUSTMENT PROVISIONS

        In the event of certain transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, the Incentive Plan will be appropriately adjusted as to the class(es) and the maximum number of shares of Common Stock reserved for issuance in the Incentive Plan, the Section 162(m) Limitation, and the limit on the number of shares of Common Stock that may be awarded pursuant to stock bonus awards. Additionally, outstanding awards will be adjusted as to the class(es), number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

        The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, then all outstanding awards under the Incentive Plan shall terminate immediately prior to such dissolution or liquidation. The Incentive Plan further provides that, in the event of a sale, lease or other disposition of all or substantially all of the assets of the Company or specified types of mergers or consolidations (each, a "corporate transaction"), any surviving or acquiring corporation shall either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan or to substitute similar awards, then, with respect to participants whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction.

        In addition, options granted to officers under the Incentive Plan have included, and it is expected that options granted to officers under the Incentive Plan will continue to include, certain change in control provisions. Pursuant to these provisions, if within 90 days prior to, or within 13 months following, the effective date of certain specified change in control transactions, an officer ceases employment with the Company without cause or under certain other specified circumstances, then generally the vesting and exercisability of the options an officer holds that were issued under the Incentive Plan shall accelerate in full or any reacquisition or repurchase right of the Company acquired pursuant to any early exercise of such options, if permitted, shall lapse in full. The acceleration of an option in the event of an acquisition, change in control or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on December 13, 2010.

        The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. As of the date of this proxy statement, the maximum long-term capital gains rate for federal income tax purposes is 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 38.6%.

        Incentive Stock Options.    Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option with the exception, however, that the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of the disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.    Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

        There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting or other restrictions, the taxable event will be delayed until the vesting or other restrictions lapse unless the participant elects to be taxed upon receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to any such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of "outside directors," (ii) the plan under which the award is granted states the maximum number of shares with respect to which awards may be granted during a specified period to any employee, (iii) the exercise or purchase price of the award is no less than the fair market value of the stock on the date the award is granted, and (iv) prior to the grant (or exercise) of any award, the material terms of the plan under which such award will be granted are approved by the stockholders of the Company.

        Compensation attributable to restricted stock awards will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of "outside directors," and (ii) the purchase price of the award is no less than the fair market value of the stock on the date the award is granted.

        Compensation attributable to stock bonuses as well as stock options and restricted stock awards with exercise and/or purchase prices of less than fair market value of the stock on the date of grant will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted on account of (or the vesting or exercisability of the award is contingent on) the achievement of an objective performance goal established in writing by the compensation committee while the outcome of the performance goal is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have been apprised of and have subsequently approved the material terms of the performance goal (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

PLAN BENEFITS

        Other than options granted pursuant to the 2003 Non-Employee Directors' Plan that are issued under the Incentive Plan, awards under the Incentive Plan are discretionary. Accordingly, total awards that may be granted for 2003 under the Incentive Plan are not determinable until the completion of the year. The following table presents certain information with respect to awards granted under the Incentive Plan during the year ended December 31, 2002 to (i) the Named Executive Officers (as set forth in "Compensation of Executive Officers" below); (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, other than executive officers, as a group. See "Plan Benefits" in Proposal 3 below for a discussion of the automatic option grants that will be made to the Company's non-employee directors pursuant to the 2003 Non-Employee Directors' Plan and issued under the Incentive Plan in 2003 if Proposal 3 is approved by the stockholders.

Incentive Plan

Name and Position	Number of Shares Underlying Awards Granted(*)
Joseph C. Cook, Jr. Chief Executive Officer and Chairman of the Board of Directors	60,000
Daniel M. Bradbury Executive Vice President	36,000
Julia R. Brown Executive Vice President	24,000
Alain D. Baron Senior Vice President, Clinical Research	37,000
Martin R. Brown Senior Vice President, Operations	22,000
Orville G. Kolterman Senior Vice President, Clinical Affairs	27,000
All current executive officers as a group	261,000
All current directors who are not executive officers as a group	98,000
All employees, other than executive officers, as a group	1,285,220

(*)
The dollar values of these awards cannot be determined because they depend on the market value of the underlying shares of Common Stock on the date of exercise.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	7,964,025	$8.96	936,444
Equity compensation plans not approved by securityholders	9,000	$6.58	0

Total	7,973,025	$8.96	936,444

        The following equity compensation plans of the Company that were in effect as of December 31, 2002 were adopted with the approval of the Company's securityholders: the 1991 Option Plan, the Incentive Plan, the 2001 Employee Stock Purchase Plan, the 1994 Non-Employee Directors' Stock Option Plan, and the Non-Employee Directors' Deferred Compensation Plan.

        The Company's securityholders did not approve an individual compensation plan that the Company entered into in January 1995 with Joseph C. Cook, Jr., who is, as of the date of this proxy statement, the Company's Chairman and Chief Executive Officer. From 1994 to 1998, Mr. Cook served as a consultant to the Company under various consulting agreements under which Mr. Cook received cash compensation and was granted non-qualified stock options. In connection with one of his consulting agreements with the Company in January 1995, the Company also entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner. Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, representing the right to receive cash or shares of the Company's Common Stock. The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of the Company, the Company will pay Farview the fair market value of the phantom stock units in cash or shares of the Company's Common Stock, at the election of the Company. The fair market value of each phantom stock unit is to be determined based on the closing price of a share of the Company's Common Stock as quoted on the Nasdaq National Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of the Company.

PROPOSAL 3

APPROVAL OF THE COMPANY'S 2003 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

        In February 1994, the Board adopted, and the stockholders subsequently approved, the Company's Non-Employee Directors' Stock Option Plan (the "1994 Non-Employee Directors' Plan"). As a result of a series of amendments approved by the stockholders, there are, as of the date of this proxy statement, 450,000 shares of Common Stock reserved for issuance under the 1994 Non-Employee Directors' Plan. The 1994 Non-Employee Directors' Plan currently provides that, upon a non-employee director's election to the Board, he or she will receive an option to purchase 20,000 shares of the Company's Common Stock. The 1994 Non-Employee Directors' Plan also currently provides that, effective as of each annual meeting of the Company's stockholders, each non-employee director elected at that meeting will be granted an option to purchase 8,000 shares of the Company's Common Stock. As of March 14, 2003, options, net of cancelled or expired options, covering an aggregate of 438,280 shares of the Company's Common Stock had been granted under the 1994 Non-Employee Directors' Plan, so that options covering only 11,720 shares of Common Stock remained available for grant under the 1994 Non-Employee Directors' Plan as of such date. Assuming re-election of each of the Company's seven current non-employee directors at the Annual Meeting, the Company would be unable under the 1994 Non-Employee Directors' Plan to grant to each of the non-employee directors the options to purchase 8,000 shares of the Company's Common Stock otherwise required under the 1994 Non-Employee Directors' Plan.

        In order for the Company to continue to provide for automatic option grants to its non-employee directors at levels determined appropriate by the Board, in April 2003, the Board approved the 2003 Non-Employee Directors' Plan, subject to stockholder approval. The 2003 Non-Employee Directors' Plan provides for automatic grants to non-employee directors consisting of grants of options to purchase 20,000 shares of Common Stock upon non-employee directors being initially appointed or elected to the Board subsequent to April 2, 2003, and options to purchase 12,000 shares of Common Stock upon non-employee directors being elected as directors of the Company at the Annual Meeting and subsequent annual meetings of stockholders. Options will cease being granted under the 1994 Non-Employee Directors' Plan upon stockholder approval of the 2003 Non-Employee Directors' Plan at the Annual Meeting. As described in Proposal 2 above, options granted under the 2003 Non-Employee Directors' Plan will be issued under the Incentive Plan, and all shares of Common Stock issuable upon exercise of options granted pursuant to the 2003 Non-Employee Directors' Plan will be issued out of the shares reserved for issuance under the Incentive Plan. A copy of the 2003 Non-Employee Directors' Plan is attached as Appendix B to this proxy statement.

        Stockholders are requested in Proposal 3 to approve the 2003 Non-Employee Directors' Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve Proposal 3. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposal 3 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
IN FAVOR OF PROPOSAL 3.

        The essential features of the 2003 Non-Employee Directors' Plan are outlined below:

GENERAL

        The 2003 Non-Employee Directors' Plan provides for the automatic grant of nonstatutory stock options. Options granted under the 2003 Non-Employee Directors' Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. See "Federal Income Tax Information" under Proposal 2 above for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

        The Board adopted the 2003 Non-Employee Directors' Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. Seven of the current directors of the Company, each of whom is a director nominee at the Annual Meeting, will be eligible to participate in the 2003 Non-Employee Directors' Plan if it is approved by the stockholders.

ADMINISTRATION

        The Board administers the 2003 Non-Employee Directors' Plan. Subject to the provisions of the 2003 Non-Employee Directors' Plan, the Board has the power to construe and interpret the 2003 Non-Employee Directors' Plan. The Board may not, under the 2003 Non-Employee Directors' Plan, determine the persons to whom or the dates on which options will be granted, the number of shares of Common Stock subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, or certain of the other terms of the option.

ELIGIBILITY

        The 2003 Non-Employee Directors' Plan provides that options may be granted only to non-employee directors of the Company. A "non-employee director" is defined in the 2003 Non-Employee Directors' Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate.

STOCK SUBJECT TO THE 2003 NON-EMPLOYEE DIRECTORS' PLAN

        Options granted pursuant to the 2003 Non-Employee Directors' Plan will be issued under the Incentive Plan. See "Stock Subject to the Incentive Plan" in Proposal 2 above for a discussion of the Incentive Plan's share reserve.

TERMS OF OPTIONS

        The following is a description of the terms of options granted pursuant to the 2003 Non-Employee Directors' Plan. Individual option grants may not be more restrictive as to the terms described below.

        Automatic Grants.    The 2003 Non-Employee Directors' Plan provides for automatic grants to non-employee directors consisting of grants of options to purchase 20,000 shares of Common Stock upon non-employee directors being initially appointed or elected to the Board subsequent to April 2, 2003, and options to purchase 12,000 shares of Common Stock upon non-employee directors being elected as directors of the Company at the Annual Meeting and subsequent annual meetings of stockholders. The automatic grant to non-employee directors upon their initial appointment or election to the Board will be contingent upon those directors not having served as directors of the Company at any time during the two-year period immediately preceding such election or appointment.

        Exercise Price; Payment.    The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. See "Terms of Options—Exercise Price; Payment" in Proposal 2 above for a discussion of payment provisions applicable to options granted pursuant to the 2003 Non-Employee Directors' Plan.

        Option Exercise.    Options granted pursuant to the automatic grants to non-employee directors upon their initial appointment or election to the Board will vest, so long as those directors' service with the Company or its affiliates continues, over a period of four years, with one-quarter of each such option becoming exercisable one year following the date of grant and the remainder becoming exercisable in equal daily increments over a three-year period. Options otherwise automatically granted to non-employee directors at the Annual Meeting or subsequent annual meetings of stockholders will vest, so long as those directors' service with the Company or its affiliates continues, in even monthly installments over the course of the following 12 months. See "Terms of Options—Option Exercise" in Proposal 2 above for a discussion of other provisions apart from the vesting schedule that may be applicable to options granted pursuant to the 2003 Non-Employee Directors' Plan.

        Term.    The term of options granted pursuant to the 2003 Non-Employee Directors' Plan may not exceed 10 years. See "Terms of Options—Term" in Proposal 2 above for a discussion of provisions relating to term termination and term extension that may be applicable to options granted pursuant to the 2003 Non-Employee Directors' Plan.

RESTRICTIONS ON TRANSFERS OF OPTIONS

        Options granted pursuant to the 2003 Non-Employee Directors' Plan are transferable to the extent provided in the option agreement.

CANCELLATION AND RE-GRANT OF OPTIONS

        Options granted pursuant to the 2003 Non-Employee Directors' Plan will be issued under the Incentive Plan. Under the Incentive Plan, the Board may not, without stockholder approval, reprice outstanding options and/or cancel outstanding options and substitute new options for the purchase of the same or different numbers of shares of Common Stock as the cancelled options.

ADJUSTMENT PROVISIONS

        In the event of certain transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, the 2003 Non-Employee Directors' Plan will be appropriately adjusted as to the class(es) and the number of shares of Common Stock subject to automatic grants of options pursuant to the 2003 Non-Employee Directors' Plan.

Additionally, outstanding options will be adjusted as to the class(es), number of shares and price per share of Common Stock subject to such options.

EFFECT OF CERTAIN CORPORATE EVENTS

        The 2003 Non-Employee Directors' Plan provides that, in the event of a dissolution or liquidation of the Company, then all outstanding options granted pursuant to the 2003 Non-Employee Directors' Plan shall terminate immediately prior to such dissolution or liquidation. The 2003 Non-Employee Directors' Plan further provides that, in the event of a sale, lease or other disposition of all or substantially all of the assets of the Company or specified types of mergers or consolidations (each, a "corporate transaction"), any surviving or acquiring corporation shall either assume outstanding options granted pursuant to the 2003 Non-Employee Directors' Plan or substitute similar options for outstanding options granted pursuant to the 2003 Non-Employee Directors' Plan. If any surviving corporation declines to assume outstanding options granted pursuant to the 2003 Non-Employee Directors' Plan or to substitute similar options, then, with respect to optionholders whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such options may be exercised will be accelerated in full, and all outstanding options will terminate if the optionholder does not exercise such options at or prior to the corporate transaction.

        In addition, options granted to non-employee directors under the 2003 Non-Employee Directors' Plan will include certain change in control provisions. Pursuant to these provisions, notwithstanding the provisions described in the preceding paragraph, if a change in control occurs and the optionholder's service to the Company has not terminated prior to the effective date of the change in control, the vesting and time during which the optionholder's options may be exercised will be accelerated in full, effective as of the effective date of the change in control, and the optionholder's options will expire on the earlier of the date 12 months following the effective date of the change in control or the expiration of their respective terms. The acceleration of an option in the event of an acquisition, change in control or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the 2003 Non-Employee Directors' Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2003 Non-Employee Directors' Plan will terminate on April 1, 2013.

        The Board may also amend the 2003 Non-Employee Directors' Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2003 Non-Employee Directors' Plan to satisfy Rule 16b-3 of the Exchange Act); or (ii) change any other provision of the 2003 Non-Employee Directors' Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy any securities exchange listing requirements. The Board may submit any other amendment to the 2003 Non-Employee Directors' Plan for stockholder approval.

FEDERAL INCOME TAX INFORMATION

        Options granted under the 2003 Non-Employee Directors' Plan generally have the federal income tax consequences of nonstatutory stock options described under "Federal Income Tax Information" in Proposal 2 above.

PLAN BENEFITS

        Subject to stockholder approval of Proposal 3 and assuming re-election of each of the Company's seven current non-employee directors at the Annual Meeting, automatic annual grants for 2003 of options to purchase 12,000 shares of Common Stock will be made pursuant to the 2003 Non-Employee Directors' Plan, effective as of the date of the Annual Meeting, to each of those non-employee directors. Subject to stockholder approval of Proposal 3, any non-employee director who is initially appointed or elected to the Board during 2003 subsequent to April 2, 2003, and who has not served as a director of the Company at any time during the two-year period immediately preceding such appointment or election, will receive an automatic grant pursuant to the 2003 Non-Employee Directors' Plan of an option to purchase 20,000 shares of Common Stock.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposal 4 has been approved.

        Audit Fees.    During the fiscal years ended December 31, 2002 and 2001, the aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's financial statements for such fiscal years, reviews of the Company's interim financial statements and in connection with statutory and regulatory filings or engagements were $139,543 and $93,038, respectively.

        Audit-Related Fees.    During the fiscal years ended December 31, 2002 and 2001, the aggregate fees billed by Ernst & Young LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements that are not included under "Audit Fees" above were $24,115 and $16,760, respectively. These fees were for services related to Ernst & Young LLP's audit of our 401(k) plan and consultations related to accounting for one of our collaborations.

        Tax Fees.    During the fiscal years ended December 31, 2002 and 2001, the aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning were $20,375 and $7,750, respectively. These fees were for services related to our preparation of our tax returns and other filings we made with the Internal Revenue Service and consultations regarding the application of various provisions of the Code.

        All Other Fees.    During the fiscal years ended December 31, 2002 and 2001, all other fees billed by Ernst & Young LLP were $0 and $3,911, respectively. These fees were for consultations regarding our deferred compensation plans and a subscription to an online accounting and tax information service.

        The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence. The Board recently amended the Audit Committee's written Audit Committee Charter to provide that the Audit Committee will pre-approve all audit and non-audit services to be provided to the Company by the Company's independent auditors. A copy of the amended Audit Committee Charter is attached as Appendix A to this proxy statement. The Audit Committee did not pre-approve any audit or non-audit services provided by the Company's independent auditors during 2002.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 4, 2003 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

        Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 92,653,446 shares outstanding on March 4, 2003 adjusted as required by rules promulgated by the Securities and Exchange Commission. Except as shown otherwise in the table, the address of each stockholder listed is in care of the Company at 9373 Towne Centre Drive, San Diego, California 92121.

	Beneficial Ownership
Beneficial Owner(1)	Number of Shares	Shares Issuable Pursuant to Options and Warrants Exercisable Within 60 Days of March 4, 2003	Percent of Total
Allen Andersson(2) 62 Sparhawk Lane North Conway, NH 03860	9,066,093	—	9.8%
Capital Research & Management Co.(3) 333 South Hope Street Los Angeles, CA 90071	8,090,000	—	8.7
Wellington Management Co, LLP(4) 76 State Street Boston, MA 02109	4,891,372	—	5.3
Alain D. Baron(5)	172,009	166,786	*
Daniel M. Bradbury(6)	314,073	295,894	*
Julia R. Brown(7)	204,808	184,851	*
Martin R. Brown(8)	329,895	230,504	*
Vaughn D. Bryson(9)	115,456	1,443	*
Joseph C. Cook, Jr.(10)	2,341,128	1,252,324	2.5
Ginger L. Graham(11)	146,600	71,000	*
Howard E. Greene, Jr.(12)	2,187,644	31,000	2.4
Terrence H. Gregg(13)	28,000	28,000	*
Orville G. Kolterman(14)	534,519	469,543	*
Jay S. Skyler(15)	133,503	63,503	*
Thomas R. Testman(16)	20,000	20,000	*
James N. Wilson(17)	95,000	28,000	*
All executive officers and directors as a group (17 persons)	7,153,257	3,295,653	7.5

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D, 13F and 13G filed with the Securities and Exchange Commission. Includes shares issuable pursuant to options and other rights to purchase the Company's shares exercisable within 60 days of March 4, 2003.

(2)
This amount includes 2,602,779 shares held by Susan Riecken, Mr. Andersson's spouse.

(3)
Derived from information contained on the Form 13F filed by the stockholder for the period ended December 31, 2002. Also reflects Capital Research Management Co.'s purchase of 250,000 shares of Common Stock in the Company's January 2003 public offering.

(4)
Derived from information contained on the Form 13F filed by the stockholder for the period ended December 31, 2002. Also reflects Wellington Management Co, LLP's purchase of 400,000 shares of Common Stock in the Company's January 2003 public offering.

(5)
Includes 66,062 unvested stock options exercisable pursuant to early exercise provisions.

(6)
Includes 76,104 unvested stock options exercisable pursuant to early exercise provisions.

(7)
Includes 64,104 unvested stock options exercisable pursuant to early exercise provisions.

(8)
Includes 59,708 unvested stock options exercisable pursuant to early exercise provisions.

(9)
Includes 114,013 shares held by the Vaughn D. Bryson Irrevocable Trust, U-A 1/14/99, of which Mr. Bryson is the sole beneficiary. As of March 4, 2003, Mr. Bryson held 1,557 shares of unvested common stock that were subject to a repurchase right in favor of the Company.

(10)
Includes 130,752 shares owned by Farview Management, L.P., as to which Mr. Cook shares voting and dispositive power with his wife. Also includes 170,516 unvested stock options exercisable pursuant to early exercise provisions.

(11)
Includes 667 unvested stock options exercisable pursuant to early exercise provisions.

(12)
Includes 81,969 shares held by The Greene Children's Trust, of which Mr. Greene is a trustee and with respect to which he shares voting and dispositive power with his wife, Arlene Greene, 2,105,675 shares held in The Greene Family Trust, of which Mr. Greene is a trustee and with respect to which he also shares voting and dispositive power with his wife, and 667 unvested stock options exercisable pursuant to early exercise provisions.

(13)
Includes 12,875 unvested stock options exercisable pursuant to early exercise provisions.

(14)
Includes 4,050 shares owned by Dr. Kolterman's children and 64,708 unvested stock options exercisable pursuant to early exercise provisions.

(15)
Includes 667 unvested stock options exercisable pursuant to early exercise provisions.

(16)
Includes 20,000 unvested stock options exercisable pursuant to early exercise provisions.

(17)
Includes 55,000 shares held by the James & Pamela Wilson Trust, of which Mr. Wilson may act as sole trustee and with respect to which he holds voting and dispositive power, 8,000 shares held by the James & Pamela Wilson Family Partnership, of which Mr. Wilson may act as general partner and with respect to which he holds voting and dispositive power, 2,000 shares held by the Scott West Irrevocable Trust, of which Mr. West is the trustee and with respect to which he holds voting and dispositive power, and 2,000 shares held by the Taylor West Irrevocable Trust, of which Mr. Wilson is the trustee and with respect to which he holds voting and dispositive power. Also includes 14,996 unvested stock options exercisable pursuant to early exercise provisions.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Prior to April 2003, each non-employee director of the Company received an annual retainer of $10,000 payable in equal quarterly installments. In addition, effective beginning in the third quarter of 2002, each non-employee director received $9,000 per year, payable quarterly, for serving as committee chairman of the Audit or Compensation Committee and $6,000 per year, payable quarterly, for serving on the Audit or Compensation Committee, except if he or she served as chairman of the applicable committee. In April 2003, the Board implemented a revised compensation arrangement pursuant to which non-employee directors will receive an annual retainer of $20,000 payable in equal quarterly installments, plus $12,000 per year, payable quarterly, for serving as committee chairman for the Audit, Compensation or Nominating and Governance Committees and $8,000 per year, payable quarterly, for serving on the Audit or Compensation Committees, unless he or she is the chairman of the applicable committee. Pursuant to a Non-Employee Directors' Deferred Compensation Plan (the "Directors' Deferral Plan"), non-employee directors may elect, on an annual basis, to defer all or a portion of their cash compensation as directors in a deferred stock account pursuant to which the fees are credited in the form of phantom shares of the Company's Common Stock, based on the market price of the stock at the time the fees are earned. Deferred amounts are valued according to fluctuations in the fair market value of the Company's Common Stock. When a participant ceases serving as a director, the participant will be entitled to receive the value of his or her account in cash and/or in the form of the Company's Common Stock, either in a single, lump-sum payment or in equal annual installments, as determined by the Company in its sole discretion. All non-employee directors chose to defer all of their cash compensation for the period January 1, 2002 through December 31, 2002 through the Directors' Deferral Plan. In 2002, $67,500 was deferred into the Directors' Deferral Plan and payments with a total value of $306,255, which was comprised of 30,321 shares of the Company's Common Stock, were paid to two former directors under the Directors' Deferral Plan.

        Non-employee directors may also elect to defer all or a portion of their cash compensation through the Amylin Pharmaceuticals, Inc. 2001 Deferred Compensation Plan (the "DC Plan"). The DC Plan is an unfunded plan designed for the purpose of providing deferred compensation to a select group of the Company's management and highly compensated executives, including officers and non-employee directors, in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA"). In February 2003, the Company amended the DC Plan to permit non-employee directors to select the Company's Common Stock as an investment alternative for deferred amounts contributed to the DC Plan. Participants receiving distributions will be taxed at ordinary income tax rates in the year of distribution. The Company will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income.

        Each non-employee director of the Company has received stock option grants pursuant to the Company's 1994 Non-Employee Directors' Stock Option Plan (the "1994 Non-Employee Directors' Plan"). The 1994 Non-Employee Directors' Plan provides that upon a non-employee director's initial election to the Board, he or she receives a nonstatutory stock option to purchase 20,000 shares of the Company's Common Stock. This grant has an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and vests over a period of four years, with one-quarter of such option becoming exercisable one year following the date of grant and the remainder becoming exercisable in equal daily increments over a three-year period. The 1994 Non-Employee Directors' Plan also currently provides that, effective as of each annual meeting of the Company's stockholders, each non-employee director elected at such meeting will be granted an option to purchase 8,000 shares of the Company's Common Stock, with each such option vesting in even monthly installments over 12 months and having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options will cease being granted under the 1994 Non-Employee Directors'

Plan upon stockholder approval of the 2003 Non-Employee Directors' Stock Option Plan (the "2003 Non-Employee Directors' Plan") at the Annual Meeting.

        In April 2003, the Board approved the 2003 Non-Employee Directors' Plan, which, subject to approval by the stockholders of Proposal 3, will provide for automatic grants of stock options to the Company's non-employee directors. These automatic grants will consist of options to purchase 20,000 shares of Common Stock upon non-employee directors being initially appointed or elected to the Board subsequent to April 2, 2003, and options to purchase 12,000 shares of Common Stock upon non-employee directors being elected as directors of the Company at the Annual Meeting and subsequent annual meetings of stockholders. The vesting schedules under the 2003 Non-Employee Directors' Plan will be the same as those under the 1994 Non-Employee Directors' Plan. Options granted pursuant to the automatic grants to non-employee directors upon their initial appointment or election to the Board will vest, so long as those directors' service with the Company or its affiliates continues, over a period of four years, with one-quarter of each such option becoming exercisable one year following the date of grant and the remainder becoming exercisable in equal daily increments over a three-year period. Options otherwise automatically granted to non-employee directors at the Annual Meeting or subsequent annual meetings of stockholders will vest, so long as those directors' service with the Company or its affiliates continues, in even monthly installments over the course of the following 12 months. The options automatically granted to non-employee directors pursuant to the 2003 Non-Employee Directors' Plan will, like the options granted under the 1994 Non-Employee Directors' Plan, have an exercise price that will not be less than 100% of the fair market value of the Common Stock subject to the option on the date of the grant.

        During the last fiscal year, under the 1994 Non-Employee Directors' Plan, the Company granted options covering an aggregate of 48,000 shares to six non-employee directors elected at the 2002 annual meeting of the Company's stockholders, at an exercise price per share of $9.16, which was equal to the fair market value of the Common Stock on the date of grant. Additionally, during the last fiscal year, options for 20,000 shares each were granted to two new directors of the Company under the 1994 Non-Employee Directors' Plan, at exercise prices per share of $10.46 and $16.99, respectively, which was the fair market value of the Common Stock on the dates of grant. As of March 14, 2003, options for 119,246 shares of Common Stock had been exercised under the 1994 Non-Employee Directors' Plan.

        Dr. Jay S. Skyler, one of the Company's directors, has an ongoing consulting arrangement with the Company pursuant to which he has received five options to purchase an aggregate of up to 40,000 shares of Common Stock under the Incentive Plan. Two of the five options are each for 5,000 shares of Common Stock, and the remaining three options are each for 10,000 shares of Common Stock. The options have exercise prices per share of $0.938 and $1.344 for the two options for 5,000 shares of Common Stock, and $1.031, $9.41 and $11.5625 for the three options for 10,000 shares of Common Stock. The exercise prices of the options are equal to the fair market value of the Common Stock on the respective dates of grant. The three options for 10,000 shares of Common Stock vest according to a schedule based on the amount of services provided by Dr. Skyler to the Company under the consulting arrangement. As of the date of this proxy statement, the option for 10,000 shares of Common Stock at an exercise price of $1.031 per share is the only option of the three that is fully vested. Each of the two options for 5,000 shares of Common Stock is currently vested.

        The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows, for the fiscal years December 31, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other five most highly compensated executive officers at December 31, 2002 (the "Named Executive Officers"):

Summary Compensation Table

	Annual Compensation							Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)			Other Annual Compensation($)(1)		Shares Underlying Options(#)	All Other Compensation ($)(2)
Joseph C. Cook, Jr. CEO and Chairman of the Board of Directors	2002 2001 2000	$475,000 475,000 460,625	$	— 250,000 —	(3)	$185,043 189,307 122,225	(4) (4) (4)	60,000 140,000 165,000	$6,004 5,256 5,000
Daniel M. Bradbury Executive Vice President	2002 2001 2000	329,167 300,000 281,758		— — 102,100	(5)	— — —		36,000 70,000 95,000	5,504 5,256 5,250
Julia R. Brown Executive Vice President	2002 2001 2000	270,867 250,200 145,950		— — —		— — —		24,000 70,000 142,000	6,004 — —
Alain D. Baron Senior Vice President, Clinical Research	2002 2001 2000	270,867 250,200 180,499		— — —		30,577 20,000 2,700	(6) (6) (6)	37,000 50,000 7,500	5,504 5,087 2,627
Martin R. Brown Senior Vice President, Operations	2002 2001 2000	270,867 250,200 239,400		— — 99,350	(5)	— — —		22,000 65,000 67,000	5,504 59,478 5,250	(7)
Orville G. Kolterman Senior Vice President, Clinical Affairs	2002 2001 2000	270,867 250,200 247,383		— — 125,100	(5)	— — —		27,000 65,000 65,000	6,004 5,009 5,250

(1)
As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown for any executive officer where the amounts constitute perquisites and do not exceed the lesser of 10% of salary plus bonus or $50,000.

(2)
Except as set forth in footnote 7 below with respect to Mr. Brown, all amounts consist of matching contributions made by the Company in Common Stock under its 401(k) plan and represents the fair market value of the Company's Common Stock on the calculation date multiplied by the number of shares.

(3)
Represents bonus paid in accordance with Mr. Cook's employment agreement with the Company.

(4)
Represents expenses paid by the Company or reimbursed to Mr. Cook for certain living expenses, associated travel expenses and tax gross-ups related thereto, in accordance with Mr. Cook's employment agreement with the Company.

(5)
Represents amount paid pursuant to a Supplemental Incentive Bonus Program adopted in 1998 for certain employees. Under the program, each of the specifically designated employees was eligible to receive a cash bonus equal to 50% of his or her base salary on March 1, 2000 if he or she was continuously employed by the Company on a full-time basis through March 1, 2000 and maintained a performance rating of "good" or better.

(6)
Represents certain expenses paid by the Company or reimbursed to Mr. Baron for certain living expenses, associated travel expense and tax gross-ups related thereto, approved by the Company.

(7)
$54,222 represents a special bonus paid to Mr. Brown to cover certain expenditures by Mr. Brown and an associated tax gross-up.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1991 Stock Option Plan (the "1991 Option Plan") and its 2001 Equity Incentive Plan (the "Incentive Plan"). As of March 14, 2003, options to purchase a total of 3,945,082 shares were outstanding under the 1991 Option Plan. As of March 14, 2003, options to purchase a total of 3,928,710 shares were outstanding under the Incentive Plan and options to purchase an additional 241,176 shares remained available for grant under the Incentive Plan. Subject to stockholder approval of Proposal 2, the shares authorized for issuance under the Incentive Plan will be increased by 7,500,000 shares. The 1991 Option Plan has expired and no additional options may be granted thereunder.

        The following tables show, for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options/ SARs Granted(#)(1)	% of Total Options/ SARs Granted to Employees in Fiscal Year(2)
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%($)	10%($)
Joseph C. Cook, Jr.	60,000	3.92%	$11.95	8/02/2012	$450,917	$1,142,713
Daniel M. Bradbury	36,000	2.35	11.95	8/02/2012	270,550	685,628
Julia R. Brown	24,000	1.57	11.95	8/02/2012	180,367	457,085
Alain D. Baron	10,000 27,000	* 1.76	10.94 11.95	9/28/2012 8/02/2012	68,801 202,913	174,355 514,221
Martin R. Brown	22,000	1.44	11.95	8/02/2012	165,336	418,995
Orville G. Kolterman	27,000	1.76	11.95	8/02/2012	202,913	514,221

*
Less than 1%.

(1)
Such options generally vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest monthly over the following three years, subject to acceleration of vesting in the event of a change in control of the Company.

(2)
Based on options to purchase 1,546,220 shares of Common Stock granted to employees, including Named Executive Officers, under the Incentive Plan during the fiscal year ended December 31, 2002.

(3)
Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159% respectively.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End($) Exercisable/Unexercisable
Joseph C. Cook, Jr.	0	$0	1,013,501 / 198,823	$4,607,424 / $249,848
Daniel M. Bradbury	0	0	203,240 / 110,838	568,600 / 134,891
Julia R. Brown	15,585	36,099	103,972 / 116,018	44,756 / 108,694
Alain D. Baron	0	0	88,552 / 100,948	160,318 / 144,520
Martin R. Brown	7,522	63,397	161,166 / 79,440	600,963 / 108,694
Orville G. Kolterman	43,400	340,194	407,116 / 86,259	1,972,250 / 126,156

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

        From 1994 to 1998, Joseph C. Cook, Jr., who is, as of the date of this proxy statement, the Company's Chairman and Chief Executive Officer, served as a consultant to the Company under various consulting agreements under which Mr. Cook received cash compensation and was granted non-qualified stock options. In connection with one of his consulting agreements with the Company in January 1995, the Company also entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner. Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, representing the right to receive cash or shares of the Company's Common Stock. The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of the Company, the Company will pay Farview the fair market value of the phantom stock units in cash or shares of the Company's Common Stock, at the election of the Company. The fair market value of each phantom stock unit is to be determined based on the closing price of a share of the Company's Common Stock as quoted on the Nasdaq National Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of the Company.

        In March 1998, Mr. Cook accepted a position as Chairman of the Board and Chief Executive Officer of the Company. In connection with his appointment, Mr. Cook entered into an agreement with the Company pursuant to which his annual salary was set at $375,000. Under the terms of his agreement, Mr. Cook is eligible to receive an annual merit bonus of up to $250,000, payable upon the achievement of goals and milestones to be set by the Compensation Committee. In addition, Mr. Cook's agreement provides that the Company will reimburse Mr. Cook or pay for certain living expenses, associated travel expenses and tax gross-up payments related thereto. Mr. Cook was also granted an option to purchase an aggregate of 500,000 shares of the Company's Common Stock under the 1991 Option Plan at an exercise price of $2.656 per share. The option vested as follows: 200,000 of the option shares vested in equal monthly installments over the twelve months following Mr. Cook's employment start date; and the remaining 300,000 option shares vested in equal monthly installments over the following thirty-six months. Mr. Cook's salary was raised to $475,000 per annum in March 2000. In 2001, Mr. Cook and the Compensation Committee agreed that he would thereafter participate in the Company's annual bonus program for all employees and officers rather than the bonus program under his employment agreement. Mr. Cook and the Compensation Committee believed this would better align his interests with other Company officers and employees.

        Mr. Cook's employment agreement also provides that the outstanding non-qualified stock options granted to Mr. Cook in connection with the consulting arrangements with the Company which were vested as of his employment start date will remain outstanding and exercisable in accordance with their terms for so long as Mr. Cook remains employed by the Company and for twelve months thereafter, or for such longer period as is provided under the terms of those options.

        In February 2001, the Company adopted the Change in Control Employee Severance Benefit Plan (the "Severance Plan"). The Severance Plan provides certain designated employees of the Company or certain affiliates, if any, who hold the position of Vice President, or any position senior to vice president, with certain benefits in the event such employee ceases employment with the Company without cause or under certain specified circumstances and within 90 days prior to, or within 13 months following the effective date of certain specified change of control transactions. An eligible employee will receive continuation of salary for 18 months (24 months in the case of the president or chief executive officer of the Company) in normal regular monthly installments and any bonus such employee would otherwise have received under the Company's annual cash bonus plan then in effect, subject to an employee only being entitled to such benefits if he or she does not have a separate individual agreement with the Company regarding change of control or severance benefits (other than any agreement regarding equity incentive plans or arrangements, which are not superseded by the Severance Plan). As of the date of this proxy statement, none of the Company's Named Executive Officers had separate agreements with the Company regarding change of control or severance benefits that supersede the Severance Plan.

2001 Equity Incentive Plan

        The Company has the Incentive Plan, as amended, to provide equity incentives to the Company's directors, employees, and consultants. The Incentive Plan allows the Company to grant incentive stock options, nonstatutory stock options, stock bonuses, and rights to acquire restricted stock (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The terms of the Incentive Plan, as amended, are more fully described in Proposal 2.

1991 Stock Option Plan

        The 1991 Option Plan expired in 2001 and no shares remain available for future grant; however, stock options issued prior to the expiration remain outstanding. The 1991 Option Plan provided for the grant of both incentive and nonqualified stock options. Incentive stock options are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code.

        Under the 1991 Option Plan, the Board or Compensation Committee provided for the grant of stock options to eligible employees. The Board or Compensation Committee determined certain provisions of each option granted, including the number of shares to be granted to each person and the time such option may be exercised. The exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of the option grant. The exercise price of nonqualified stock options may not be less than 50% of the fair market value of the Common Stock on the date of grant. Such options generally vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest daily over the following three years. However, in October 1998 the Company granted certain options that vested according to the following alternative schedule: 25% vested six months from the date of grant and the remainder vested daily over the following 18 months, and from time to time the Company has utilized alternative vesting schedules. Certain options granted under the 1991 Option Plan also are immediately exercisable but are subject to the Company's right to repurchase unvested shares on termination of employment.

        Substantially all of the options granted under the 1991 Option Plan provide generally that the shares subject to those options shall immediately vest in full in the event of a change in control of the Company. For those options under the 1991 Option Plan, generally a "change in control" is defined as: (i) any merger, acquisition, consolidation, reorganization or other similar transaction pursuant to which the shareholders of the Company immediately prior to such merger, consolidation, reorganization or other similar transaction do not, immediately thereafter, own more than 50% of the outstanding voting securities of the resulting entity or (ii) any liquidation or dissolution of the Company or any sale of all or substantially all of the assets of the Company.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2002, James C. Blair, Vaughn D. Bryson, Terrence H. Gregg and James N. Wilson served as members of the Compensation Committee of the Board of Directors. No member of the Compensation Committee was at any time during the 2002 fiscal year or previously an officer or employee of the Company or its subsidiary. None of the Company's executive officers serve as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Board or the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board (the "Committee") is composed of directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation arrangements.

Compensation Objectives and Implementation

        The objectives of the Company's executive compensation arrangements are to attract and retain the services of key management and to align the interests of its executives with those of the Company's stockholders. The Committee endeavors to accomplish these objectives by:

  •
  Establishing compensation arrangements that are adequate to attract and retain the services of key management personnel and that deliver compensation commensurate with the Company's performance, as measured against the achievement of operating, financial and strategic objectives and taking into account competitive compensation practices in the industry.

  •
  Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners rather than solely as employees.

Compensation Mix and Measurement

        A significant portion of the Company's annual executive compensation program is determined on the basis of corporate performance. The Company's executive compensation mix generally consists of a salary which in the Committee's opinion is adequate under the circumstances to retain the services of the executive, a cash bonus based on Company and individual performance and stock options that are intended to provide long-term incentives tied to increases in the value of the Company's Common Stock. All of the Company's employees, including executives, may participate in the Company's 2001 Employee Stock Purchase Plan (the "2001 Purchase Plan") and 401(k) plan. All of the Company's employees were or are also generally eligible to participate in the Company's cash bonus program, its expired 1991 Option Plan, its expired 1991 Employee Stock Purchase Plan (the "1991 Purchase Plan") and the Incentive Plan.

        Salary.    Salary is targeted at competitive levels within the biotechnology industry. For the purpose of establishing these levels, the Company compares itself to a selected group of biotechnology companies in stages of development similar to that of the Company. The selected group of companies included in the salary survey is not necessarily the same companies included in the market indices included in the performance graph in this proxy statement. Although the compensation survey referred to above and the market indices included in the performance graph are broad and include companies in related industries, the survey and indices were created for different purposes and accordingly are not comparable.

        For fiscal 2002, the Committee established target total compensation levels applicable to each executive officer based on data generated in the survey. The Committee made its target salary determinations subjectively after considering the competitive nature of the biotechnology industry and the Company's need to attract and retain talented executive officers. The Committee also considers the level of responsibility, experience and contributions of each executive officer and sets each officer's salary taking into account the target compensation, recent corporate performance (based on the factors discussed above) and the Committee's evaluation of individual performance. For fiscal 2002, the salaries of eight executive officers were increased. The salaries of the other executive officers were not changed since they were generally at or near the median target total compensation levels determined through the survey.

        Annual Cash Bonus.    The Committee evaluates the Company's corporate performance based on achievement of established strategic, scientific and financial goals. In 1997, the Company implemented a cash bonus program for officers and full-time non-officer employees based on corporate and individual performance. The Company did not pay an annual cash bonus for corporate and individual performance for 1998, 1999 or 2000 under that program. However, in 2000 the Company did pay cash bonuses to selected executives under the terms of an employee retention bonus plan adopted in 1998 and, in 2001, the Company paid a bonus to the Chief Executive Officer in accordance with his employment agreement.

        Beginning in 2001, the Company's annual cash bonus program was revised to provide greater bonus differentiation based on individual performance, however, corporate performance remains the primary determinant for the bonus and all officers as well as all non-officer employees remain eligible. No bonuses were paid for 2001 under this program. For 2002, many important corporate performance goals were achieved and, in 2003, the Committee authorized cash bonuses for officers and other employees who performed well individually in 2002. The corporate objectives for the year 2003 have been established and approved by the Board.

        Long-Term Incentives.    Long-term incentives are provided to executives through the Company's equity incentive program, which consists primarily of its expired 1991 Option Plan, the Incentive Plan, its expired 1991 Purchase Plan, and the 2001 Purchase Plan recently approved to replace the expired 1991 Purchase Plan. All of the Company's employees are generally eligible to participate in these plans.

        Stock options under both the 1991 Option Plan and the Incentive Plan have a term of 10 years and are generally tied to the market valuation of the Company's Common Stock, thereby providing an additional incentive for executives to build stockholder value. In addition, stock options are generally subject to vesting over four years, with vesting tied to continued employment. Executives receive value from these stock options only if strategic goals are achieved and the Company's Common Stock appreciates accordingly. This component is intended to retain and motivate executives to improve long-term stockholder value.

        Option grant levels to executive officers are subjectively determined by the Committee after considering stock option grant data taken from the compensation survey referred to above, as well as the level of responsibility, experience and contributions of each executive officer. Generally, the Committee expects to grant options to executive officers annually as part of the performance review process for each officer. In determining the size of individual grants, the Committee also considers the number of shares subject to options previously granted to each executive officer, including the number of such shares that have vested and that remain unvested.

        Additional long-term incentives are provided through the Company's expired 1991 Purchase Plan and the 2001 Purchase Plan approved by stockholders in 2001 in which all eligible employees, including executives, may acquire Common Stock with up to 15% of their annual compensation. Generally, the 2001 Purchase Plan allows employees to acquire Common Stock at a price equal to the lower of 85% of the fair market value of a share of Common Stock on the first day of an employee's participation in such plan or 85% of the fair market value of a share of Common Stock on the established dates the plan purchases such Common Stock.

        401(k) Matching Contribution.    Since 1997, the Board has approved a discretionary 401(k) matching contribution for all 401(k) plan participants. The match is equal to 50% of a participant's contributions to the plan each year up to a maximum of 3% of a participant's salary. The match is made in the form of Common Stock of the Company. Matching contributions are subject to a vesting schedule based on years of service with the Company. All of the Company's employees are generally eligible to participate in the 401(k) plan.

Chief Executive Officer Compensation

        Joseph C. Cook, Jr. has been the Company's Chairman and Chief Executive Officer since March 1998. Mr. Cook's salary is reviewed annually on the same basis as for the other executives mentioned. In March 2000, his salary was raised to $475,000 per annum and no further adjustments were made through 2002. In 2001, Mr. Cook and the Committee agreed that he would thereafter participate in the Company's annual cash bonus program for all employees and officers rather than the bonus program under his employment agreement. Mr. Cook and the Committee believed this would better align his interests with other Company officers and employees. In 2002, no bonuses were paid to any employees, including Mr. Cook, for Company or individual performance in 2001. In 2003, the Committee authorized a bonus for Mr. Cook for corporate and individual performance in 2002. In addition, under the terms of his employment agreement, the Company reimburses Mr. Cook or pays for certain living expenses, associated travel expenses and tax gross-up payments related thereto. In August 2002, Mr. Cook was granted options to purchase 60,000 shares of Common Stock.

COMPENSATION COMMITTEE

Vaughn D. Bryson Terrence H. Gregg James N. Wilson

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee reviews the Company's corporate accounting and financial reporting process on behalf of the Board and operates under a written charter approved by the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

        In addition, the Audit Committee has discussed with the independent auditors, the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:

Ginger L. Graham Howard E. Greene, Jr. Thomas R. Testman

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph compares total stockholder returns of the Company for the past 5 years to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq-US") and the Nasdaq Pharmaceutical Index (the "Nasdaq-Pharmaceutical"). The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on the Nasdaq National Market System (the "NMS"). The Nasdaq-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on the NMS. During the period indicated, the Company's Common Stock was traded on the NMS and was a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical, except that from February 1, 1999 through February 9, 2000, the Company's Common Stock was traded on the Nasdaq SmallCap Market. The Company's Common Stock was relisted on the NMS on February 10, 2000.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
ON INVESTMENT FOR PREVIOUS 5 YEARS, 1997-2002(2)

	AMYLIN	Nasdaq US	Nasdaq Pharmaceutical
12/97	100.00	100.00	100.00
3/98	50.59	117.04	109.81
6/98	69.54	120.25	101.27
9/98	58.62	108.50	95.62
12/98	9.20	140.99	126.94
3/99	19.54	158.09	139.19
6/99	20.69	172.77	142.08
9/99	87.36	177.01	163.39
12/99	153.45	261.48	239.34
3/00	249.43	293.74	293.61
6/00	279.32	255.45	326.27
9/00	197.70	235.09	358.26
12/00	144.83	157.42	298.55
3/01	182.77	117.48	221.08
6/01	206.90	138.46	274.65
9/01	101.70	96.08	221.41
12/01	168.09	124.89	254.43
3/02	184.09	118.33	227.59
6/02	201.20	94.32	161.39
9/02	305.66	75.67	148.74
12/02	296.83	86.33	164.36

(1)
The material in this section is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)
Shows the cumulative total return on investment, including reinvestment of dividends, assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Pharmaceutical on December 31, 1997.

CERTAIN TRANSACTIONS

        Mr. Cook owns in excess of 10% of Cambrian Associates LLC ("Cambrian"), a company that provides professional consulting services to biotech and pharmaceutical companies. In 2002 Cambrian was paid $237,810 for such services by the Company and is continuing to provide such services in 2003. Pursuant to an agreement between Mr. Cook and Cambrian, Mr. Cook is not to receive compensation as a result of the relationship between Cambrian and the Company.

        In April 2000, we extended a loan in the amount of $300,000 to Dr. Alain D. Baron, one of our executive officers, in connection with Dr. Baron's relocating to San Diego, California and purchasing a residence. The loan bears interest at 5% compounded annually, is secured by Dr. Baron's residence, and becomes due in a single payment upon the earliest to occur of the forty-fifth day following termination of Dr. Baron's employment with the Company, the sale of the residence, or the fifth anniversary of the loan agreement. As of December 31, 2002, $341,668 was outstanding under the loan, which represented the largest balance outstanding under the loan during 2002.

        In May 2002, we extended a personal loan in the amount of $109,395 to Dr. Orville G. Kolterman, one of our executive officers. The loan bore interest at 4 3/4% per annum, was secured by 23,400 shares of the Company's Common Stock held by Dr. Kolterman, and was repaid by Dr. Kolterman on September 19, 2002. The largest balance outstanding under the loan during 2002 was $111,186.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joseph C. Cook, Jr. Chairman of the Board of Directors and Chief Executive Officer

April 8, 2003

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Investor Relations, Amylin Pharmaceuticals, Inc., 9373 Towne Centre Drive, San Diego, California 92121.

APPENDIX A

CHARTER OF THE
AUDIT COMMITTEE
OF
AMYLIN PHARMACEUTICALS, INC.

        This charter governs the operations of the audit committee (the "Committee") of the Board of Directors ("Board") of Amylin Pharmaceuticals, Inc. (the "Company"). The charter is intended to assist the Committee and the Company in complying with the Bylaws of the Company and all applicable laws, rules and regulations and any applicable stock exchange rules (collectively the "Requirements"). Any new Requirements enacted from time to time are deemed to be incorporated herein upon their effective date. The Committee and/or the Board shall review and reassess the charter at least annually to determine whether the charter should be updated.

  PURPOSE

        The Committee shall act on behalf of and provide assistance to the Board in fulfilling its oversight responsibility to the shareholders and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's independent auditors ("the Auditors"); the Auditors' qualifications and independence; and other duties established by applicable Requirements. In so doing, it is the responsibility of the Committee to maintain unrestricted and open communication among the Committee, the Auditors, and management of the Company. The Committee shall have full power and authority to discharge all of its duties and responsibilities.

  MEMBERSHIP

        The Committee shall be members of, and appointed by, the Board and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of applicable Requirements. All Committee members shall be financially literate, and at least one member shall be a "financial expert," as defined by applicable Requirements.

  COMMITTEE STRUCTURE AND OPERATIONS

        The Board shall designate one member of the Committee as its chairperson and in the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year and at other times as deemed necessary or desirable by the Committee or its chairperson. The Committee may also take action by unanimous written consent.

        In discharging its role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee has the authority to engage independent counsel and other advisers, at the Company's expense, as the Committee may determine necessary to carry out its duties.

  DUTIES AND RESPONSIBILITIES

        The Committee shall endeavor to assure that the Committee and the Company operate in accordance with all applicable Requirements on an on-going basis. The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. For purposes of clarification, management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The

Auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

        The Committee should discuss with management and the Auditors the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical financial behavior. The Committee shall develop and implement procedures, as it deems appropriate, to enable it to accomplish the tasks outlined in this charter. The procedures may be modified from time to time by the Committee to address any issues, concerns or Requirements at the Committee's discretion.

        The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the Auditors. The Committee shall approve all audit and non-audit services provided by the Auditors and shall not engage the Auditors to perform specific non-audit services proscribed by any Requirement. At least annually, the Committee shall receive and review a written report from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors' objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

        The Committee shall discuss with the Auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the each fiscal year and the Auditors' report on management's assertion. The Committee shall discuss with management and the Auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk.

        On a periodic basis, the Committee shall meet separately with management and the Auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the Auditors to meet privately with the members of the Committee. The Committee shall review with the Auditors any audit problems or difficulties and management's response.

        The Committee shall review, upon completion of the annual audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

        The Committee shall discuss with the Auditors and management results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), and the adequacy of disclosures in the financial statements and any other written matters required to be communicated to the Committee by the Auditors under Statement on Auditing Standards No. 61 or any other Requirements.

        The Committee shall discuss with management and the Auditors the results of the Auditors' review of the Company's quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under Statement on Auditing Standards No. 61 or any other Requirements. The chairperson of the Committee may represent the entire Committee for purposes of this discussion.

        The Committee shall review and discuss with management and the Auditors, as appropriate, the Company's disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its periodic reports to be filed with the Securities and Exchange Commission.

        The Committee shall review and discuss with management and the Auditors, as appropriate, earnings press releases as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies.

        The Committee shall discuss with management procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  DELEGATION OF AUTHORITY

        The Committee may delegate approval authority to a member of the Committee. The decisions of any Committee member to whom approval authority is delegated shall be presented to the full Committee at its next scheduled meeting

  COMMITTEE REPORTS

        The Committee shall produce the following reports and provide them to the Board.

          1.    An annual report of the Committee for inclusion in the Company's annual proxy statement in accordance with Laws.

          2.    An annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation should also recommend to the Board any improvements to this charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

          3.    A summary of the actions at each Committee meeting, which shall promptly be presented to the Board for review and presented to the Secretary of the Company for inclusion in the Company's minute books.

APPENDIX B

AMYLIN PHARMACEUTICALS, INC.

2003 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

ADOPTED APRIL 2, 2003
APPROVED BY STOCKHOLDERS            , 2003
EFFECTIVE DATE: APRIL 2, 2003

1.    PURPOSES AND RELATIONSHIP WITH THE COMPANY'S 2001 EQUITY INCENTIVE PLAN.

        (a) Eligible Option Recipients. The persons eligible for Initial Grants and Annual Grants are the Non-Employee Directors of the Company.

        (b) Available Options. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in the value of the Common Stock through the granting of Nonstatutory Stock Options.

        (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (d) Relationship with the Company's 2001 Equity Incentive Plan. All Options granted pursuant to the Plan shall be deemed to have been issued under and pursuant to the terms of the Incentive Plan and subject to all the terms and conditions of the Incentive Plan except to the extent otherwise provided for in the Plan. In the event that any of the terms or conditions of the Incentive Plan are inconsistent with or in conflict with any of the terms or conditions of the Plan or the Options, the terms and conditions of the Plan or the Options shall control.

2.    DEFINITIONS.

        (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b) "Annual Grant" means an Option granted annually to all Non-Employee Directors who meet the criteria specified in subsection 6(b) of the Plan.

        (c) "Annual Meeting" means the annual meeting of the stockholders of the Company.

        (d) "Board" means the Board of Directors of the Company.

        (e) "Change in Control" means the occurrence of any of the following: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction; (ii) there is consummated a sale or other disposition of all or substantially all of the assets of the Company (other than a sale to an entity where at least 50% of the combined voting power of the voting securities of such entity are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale); (iii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such transaction, the stockholders immediately prior to the consummation of such transaction do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such transaction or more than 50% of the combined outstanding voting power of the parent of the surviving entity in such transaction.

        (f) "Code" means the Internal Revenue Code of 1986, as amended.

        (g) "Common Stock" means the common stock of the Company.

        (h) "Company" means Amylin Pharmaceuticals, Inc., a Delaware corporation.

        (i) "Consultant" means any person, including an advisor, whether an individual or an entity, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term "Consultant" shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director's fee by the Company for services as a Director shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        (j) "Continuous Service" means that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. An Optionholder's Continuous Service shall not be deemed to have terminated by reason of a change in the capacity in which such Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which such Optionholder renders such service, provided that there is otherwise no interruption or termination of such Optionholder's Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (k) "Director" means a member of the Board of Directors of the Company.

        (l) "Employee" means any person employed by the Company or an Affiliate. A person shall not be deemed an Employee by reason of such person's service as a Director and/or payments of director's fees to such person.

        (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (o) "Incentive Plan" means the Company's 2001 Equity Incentive Plan.

        (p) "Initial Grant" means an Option granted to a Non-Employee Director who meets the criteria specified in subsection 6(a) of the Plan.

        (q) "Non-Employee Director" means a Director who is not an Employee.

        (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (s) "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

        (t) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (u) "Plan" means this Amylin Pharmaceuticals, Inc. 2003 Non-Employee Directors' Stock Option Plan.

        (v) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

3.    ADMINISTRATION.

        (a) Administration by Board. The Board shall administer the Plan.

        (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine the provisions of each Option to the extent permitted in the Plan.

          (ii)  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (iii)  To amend the Plan as provided in Section 10.

          (iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c) Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    OPTIONS ISSUED UNDER INCENTIVE PLAN.

        All Options granted pursuant to the Plan shall be deemed to have been issued under the Incentive Plan, and the shares of Common Stock issuable upon exercise of such Options shall be issuable out of the shares reserved for issuance under the Incentive Plan pursuant to Section 4 of the Incentive Plan.

5.    ELIGIBILITY.

        The Options as set forth in Section 6 automatically shall be granted under the Plan to all Non-Employee Directors in accordance with the provisions of Section 6.

6.    NON-DISCRETIONARY GRANTS.

        (a) Initial Grants. Each person who is elected or appointed by the Board or stockholders of the Company for the first time to be a Non-Employee Director subsequent to April 2, 2003 and who has not served as a Director at any time during the two-year period immediately preceding the date of such election or appointment, automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted an Initial Grant to purchase twenty thousand (20,000) shares of Common Stock on the terms and conditions set forth herein, which Initial Grant shall be effective as of the date of such election or appointment.

        (b) Annual Grants. Immediately following each Annual Meeting held after April 2, 2003, each Non-Employee Director automatically shall be granted, effective as of the date of such Annual Meeting (and in addition to any Initial Grant granted pursuant to Section 6(a)) an Annual Grant to purchase twelve thousand (12,000) shares of Common Stock on the terms and conditions set forth herein.

7.    OPTION PROVISIONS.

        Each Option granted shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions, and may include other provisions to the extent those provisions are permitted or required by the Incentive Plan and are not inconsistent with or in conflict with the terms and conditions of the Plan:

        (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) Vesting Schedule. The Option shall vest and become exercisable as follows:

            (i)  Initial Grants: (A) if the applicable Optionholder's Continuous Service continues through the date that is one (1) year from the date of grant thereof (the "Anniversary Date"), such Option shall become exercisable as of the Anniversary Date with respect to one-fourth (1/4th) of the total number of shares of Common Stock subject to such Option; and (B) thereafter, for so long as the applicable Optionholder's Continuous Service continues, such Option shall become exercisable with respect to an additional 0.0684932% of the total number of shares of Common Stock subject to such Option for each day subsequent to the Anniversary Date until such Option has become fully exercisable.

          (ii)  Annual Grants: such Option shall become exercisable in equal monthly increments over a period of one (1) year from the date of grant of such Option for so long as the applicable Optionholder's Continuous Service continues.

8.    MISCELLANEOUS.

        The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

9.    ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) of securities subject to Options granted under the Plan and the number of securities to be issued upon the exercise of Options granted pursuant to subsection 6(a) and 6(b), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

        (c) Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a "Corporate Transaction"), then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar options (including options to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised (if applicable) prior to the Corporate Transaction.

        (d) Change in Control. Notwithstanding any other provisions of the Plan to the contrary, if a Change in Control occurs and the Optionholder's Continuous Service has not terminated prior to the effective date of such Change in Control, then the vesting and exercisability of the shares of Common Stock subject to the Optionholder's Options shall be accelerated in full as of the effective date of the Change in Control. Following such Change in Control (other than a Change in Control resulting from a plan of complete dissolution or liquidation of the Company) and notwithstanding any other provision of the Plan to the contrary and provided that the Optionholder's Continuous Service has not terminated prior to the effective date of the Change in Control, then the Optionholder's Options shall expire on the earliest of (i) 12 months following the effective date of such Change in Control or (ii) the expiration of the term of the Option.

        (e) Parachute Payments. If any payment or benefit the Optionholder would receive pursuant to a Change in Control from the Company or otherwise would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this subsection, be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then such payment or benefit shall be either (x) provided to the Optionholder in full or (y) provided to the Optionholder as to such lesser extent which would result in no portion of the payment or benefit being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes (all computed at the highest applicable marginal rate), results in the receipt by the Optionholder, on an after-tax basis, of the greatest amount of payment or benefits, notwithstanding that all or some portion of such payment or benefits may be taxable under the Excise Tax. Unless the Company and the Optionholder otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by the accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a different nationally recognized accounting firm to make the determinations required hereunder (the accounting firm so engaged pursuant to the two immediately preceding sentences, the "Accountants"). If a reduction in payments or benefits constituting "parachute payments" is necessary so that the payments or benefits equal the amount determined pursuant to clauses (x) and (y) above, reduction shall occur in the following order unless the Optionholder elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the payments or benefits): reduction of cash payments; cancellation of accelerated vesting of Options; reduction of employee benefits. In the event that acceleration of vesting of Options is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Optionholder's Options unless the Optionholder elects in writing a different order for cancellation. For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and the Optionholder shall furnish to the

Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.

        If, notwithstanding any reduction described in this subsection, the Internal Revenue Service (the "IRS") determines that the Optionholder is liable for the Excise Tax as a result of the receipt of a payment or benefits as described above, then the Optionholder shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Optionholder challenges the final IRS determination, a final judicial determination, a portion of the payment or benefits equal to the "Repayment Amount." The Repayment Amount with respect to the payment or benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Optionholder's net after-tax proceeds with respect to any payment or benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment or benefits) shall be maximized. The Repayment Amount with respect to the payment or benefits shall be zero if a Repayment Amount of more than zero would not result in the Optionholder's net after-tax proceeds with respect to the payment or benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Optionholder shall pay the Excise Tax.

        Notwithstanding any other provision of this subsection, if (i) there is a reduction in a payment or benefits as described in this subsection, (ii) the IRS later determines that the Optionholder is liable for the Excise Tax, the payment of which would result in the maximization of the Optionholder's net after-tax proceeds (calculated as if the Optionholder's payment or benefits had not previously been reduced), and (iii) the Optionholder pays the Excise Tax, then the Company shall pay to the Optionholder those benefits which were reduced pursuant to this subsection contemporaneously or as soon as administratively possible after the Optionholder pays the Excise Tax so that the Optionholder's net after-tax proceeds with respect to the payment or benefits is maximized.

        If the Optionholder either (i) brings any action to enforce rights pursuant to this subsection, or (ii) defends any legal challenge to its rights hereunder, the Optionholder shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that, in the event such action is commenced by the Optionholder, the court finds the claim was brought in good faith.

10.    AMENDMENT OF THE PLAN AND OPTIONS.

        (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 9 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

        (c) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

        (d) Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

11.    TERMINATION OR SUSPENSION OF THE PLAN.

        (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

12.    EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

13.    CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan without regard to such state's conflict of laws rules.

AMYLIN PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2003

        The undersigned hereby appoints Joseph C. Cook, Jr., Mark G. Foletta and Daniel M. Bradbury, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Amylin Pharmaceuticals, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's facilities, located at 4690 Executive Drive, San Diego, California, 92121, on Wednesday, May 14, 2003, at 10:00 a.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1:	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.
☐ FOR all nominees listed below (except as marked to the contrary below).
☐ WITHHOLD AUTHORITY to vote for all nominees listed below.
Nominees:	Vaughn D. Bryson, Joseph C. Cook, Jr., Ginger L. Graham, Howard E. Greene, Jr., Terrence H. Gregg, Jay S. Skyler, Thomas R. Testman and James N. Wilson
To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2:	To approve the Company's 2001 Equity Incentive Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under the 2001 Equity Incentive Plan by 7,500,000 shares.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

(Continued on other side)

(Continued from other side)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

Proposal 3:	To approve the Company's 2003 Non-Employee Directors' Stock Option Plan.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.

Proposal 4:	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED , 2003

Name of Stockholder

Signature(s)

Name and Title of Authorized Person (if applicable)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF AMENDMENT OF THE 2001 EQUITY INCENTIVE PLAN
PROPOSAL 3 APPROVAL OF THE COMPANY'S 2003 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
STOCK OPTION GRANTS AND EXERCISES
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN ON INVESTMENT FOR PREVIOUS 5 YEARS, 1997-2002(2)
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A CHARTER OF THE AUDIT COMMITTEE OF AMYLIN PHARMACEUTICALS, INC.
APPENDIX B AMYLIN PHARMACEUTICALS, INC. 2003 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN ADOPTED APRIL 2, 2003 APPROVED BY STOCKHOLDERS , 2003 EFFECTIVE DATE: APRIL 2, 2003
AMYLIN PHARMACEUTICALS, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2003